UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010
HCA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11239 (Commission File Number)	75-2497104 (IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On January 29, 2010, HCA Inc. (the “Company”) issued a press release announcing, among other matters, its preliminary results of operations for the fourth quarter and fiscal year ended December 31, 2009, the text of which is set forth as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.
     On January 29, 2010, the Company issued a press release announcing, among other matters, its preliminary results of operations for the fourth quarter and fiscal year ended December 31, 2009, the text of which is set forth as Exhibit 99.1.

Item 8.01.	Other Events.
     On January 27, 2010, the Board of Directors of the Company declared a cash distribution in the aggregate amount of approximately $1.75 billion (inclusive of the distributions to holders of vested stock options as described below), or $17.50 per share of the Company’s outstanding common stock (the “Distribution”). The Distribution will be payable on February 5, 2010 to stockholders of record on February 1, 2010 (the “Record Date”). The distributions will be funded through funds available under the Company’s asset-based and general revolving credit facilities and cash on hand.
     In connection with the Distribution, the Company will make a cash payment to holders of vested options to purchase the Company’s common stock granted pursuant to the Company’s equity incentive plans. The cash payment will equal the product of (x) the number of shares of common stock subject to such options outstanding on the Record Date, multiplied by (y) the per share amount of the Distribution, less (z) any applicable withholding taxes. In order to effect the cash payment to holders of vested options granted pursuant to the Company’s 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (the “2006 Plan”), the Compensation Committee of the Board of Directors amended the applicable option agreements to provide that, in connection with the Distribution, the Company will make the cash payment described above to holders of vested options granted pursuant to the 2006 Plan in lieu of adjusting the exercise prices of such options. The Company will reduce the per share exercise prices of any unvested options outstanding as of the Record Date by the per share Distribution amount paid in accordance with the terms of the option agreements.

Item 9.01.	Financial Statements and Exhibits.
(d)

Exhibit Number	Exhibit Title
99.1	Press Release dated January 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: January 29, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated January 29, 2010